Exhibit 10.23

ARCOS DORADOS HOLDINGS INC.

EQUITY INCENTIVE PLAN

Section 1. Purpose. The purpose of the Arcos Dorados Holdings Inc. Equity Incentive Plan (the “Plan”) is to attract, retain, motivate and reward those employees, officers, Directors and Consultants who are expected to contribute significantly to the success of Arcos Dorados Holdings Inc., incorporated in the British Virgin Islands, (the “Company”) and its Affiliates and strengthen the mutuality of interests between such individuals and the Company’s shareholders.

Section 2. Definitions. As used in the Plan, the following terms shall have the meanings set forth below:

(a) “Affiliate” means (i) any entity that, directly or indirectly, is controlled by the Company and (ii) any entity in which the Company, directly or indirectly, has a significant equity ownership interest; in each case, as determined by the Committee.

(b) “Award” means any Option, Share Appreciation Right, Restricted Share, RSU, Performance Award or Other Share-Based Award granted under the Plan.

(c) “Award Document” means any agreement, contract or other instrument or document evidencing any Award granted under the Plan, which may, but need not, be executed or acknowledged by a Participant.

(d) “Beneficiary” means a person entitled to receive payments or other benefits or to exercise rights that are available under the Plan in the event of the Participant’s death. If no such person is named by a Participant, or if no Beneficiary designated by the Participant is eligible to receive payments or other benefits or exercise rights that are available under the Plan at the Participant’s death, such Participant’s Beneficiary shall be such Participant’s estate.

(e) “Board” means the board of directors of the Company.

(f) “Brazilian Master Franchisee” means Arcos Dourados Comercio de Alimentos Ltda., or any successor to its rights and obligations under the Second Amended and Restated Master Franchise Agreement, dated as of November 10, 2008, among McDonald’s Latin America and Arcos Dourados Comercio de Alimentos Ltda.

(g) “Capital Stock” means, with respect to any Person, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated and whether or not voting) of equity of such Person, including each class of Common Stock, Preferred Stock, limited liability interests or partnership interests, but excluding any debt securities convertible into such equity.

(h) “Change of Control” means the occurrence of one or more of the following events:

(i) the Permitted Holders cease to be the “beneficial owners” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of 30.0% of the voting power of the Voting Stock of the Company, the Master Franchisee or the Brazilian Master Franchisee;

(ii) individuals appointed by the Permitted Holders cease for any reason to constitute a majority of the members of the Board, the Master Franchisee or the Brazilian Master Franchisee;

(iii) the sale, conveyance, assignment, transfer, lease or other disposition of all or substantially all of the assets of the Company, the Master Franchisee or the Brazilian Master Franchisee, determined on a consolidated basis, to any “person” (as defined in Sections 13d and 14d under the Exchange Act) other than a Permitted Holder; or

(iv) the approval by the holders of Capital Stock of the Company, the Master Franchisee or the Brazilian Master Franchisee of any plan or proposal for the liquidation or dissolution of the Company, the Master Franchisee or the Brazilian Master Franchisee;

provided, however, that in no event shall the IPO constitute a Change of Control.

(i) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules, regulations and guidance thereunder. Any reference to a provision in the Code shall include any successor provision thereto.

(j) “Committee” means the Compensation Committee of the Board or such other committee as may be designated by the Board. If the Board does not designate the Committee, references herein to the “Committee” shall refer to the Board.

(k) “Common Stock” means, with respect to any Person, any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person’s common equity interests, and includes, without limitation, all series and classes of such common equity interests.

(l) “Consultant” means any individual who is providing services to the Company or any Affiliate other than as an employee, officer or Director.

(m) “Director” means each member of the Board of the Company serving in office from time to time who is not also an officer or employee of the Company or any Affiliate.

(n) “Effective Date” means the later of (i) the date on which the Plan is adopted by the Board and (ii) the date on which the Plan is adopted by a majority of the shareholders of the Company.

(o) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules, regulations and guidance thereunder. Any reference to a provision in the Exchange Act shall include any successor provision thereto.

(p) “Fair Market Value” means with respect to Shares, the closing price of a Share as of the relevant date of determination (or, if there is no reported sale on such date, on the last preceding date on which any reported sale occurred) on the principal stock market or exchange on which the Shares are quoted or traded, or if Shares are not so quoted or traded, fair market value as determined by the Committee, and with respect to any property other than Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.

(q) “Intrinsic Value” with respect to an Option or Share Appreciation Right Award means (i) the price or implied price per Share in a Change of Control or other event over (ii) the exercise or hurdle price of such Award multiplied by (iii) the number of Shares covered by such Award.

(r) “IPO” means the first underwritten sale of Shares pursuant to an effective registration statement under the Securities and Exchange Act of 1933, as amended filed with the Securities and Exchange Commission on Form F-1 (or a successor form) after which sale of such Shares is (i) listed on a national securities exchange or authorized to be quoted on an inter-dealer quotation system of a registered national securities association and (ii) registered under the Exchange Act.

(s) “Legal Justification” means a legal justification or legal grounds for termination of a Participant’s service to the Company or any Affiliate under the employment laws applicable to such Participant or as determined pursuant to terms established by the Board and set forth in the applicable Award Document.

(t) “Master Franchisee” means LatAm, LLC, or any successor to its rights and obligations under the Amended and Restated Master Franchise Agreement, dated as of November 10, 2008, among McDonald’s Latin America, the Company and the other parties thereto.

(u) “Option” means a share (also referred to as stock) option representing the right to purchase Shares from the Company, granted pursuant to Section 6.

(v) “Other Share-Based Award” means an Award granted pursuant to Section 10.

(w) “Participant” means the recipient of an Award granted under the Plan.

(x) “Performance Award” means an Award granted pursuant to Section 9.

(y) “Performance Period” means the period established by the Committee at the time any Performance Award is granted or at any time thereafter during which any performance goals specified by the Committee with respect to such Award are measured.

(z) “Permitted Holders” means (1) Woods W. Staton and any Related Party of Mr. Staton and (2) any Person both the Capital Stock and the Voting Stock of which (or in the case of a trust, the beneficial interests in which) are owned directly or indirectly 51% or more by Persons specified in clause (1).

(aa) “Person” means an individual, partnership, corporation (including a business trust), sociedad anónima, limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

(bb) “Preferred Stock” means, with respect to any Person, any Capital Stock of such Person that has preferential rights over any other Capital Stock of such Person with respect to dividends, distributions or redemptions or upon liquidation.

(cc) “Related Party” means, with respect to any Person, (1) any subsidiary, spouse, descendant or other immediate family member (which includes any child, stepchild, parent, stepparent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law) (in the case of an individual), of such Person, (2) any estate, trust, corporation, partnership or other entity, the beneficiaries and shareholders, partners or owners of which consist solely of one or more Permitted Holders referred to in clause (1) of the definition thereof and/or such other Persons referred to in the immediately preceding clause (1), or (3) any executor, administrator, trustee, manager, director or other similar fiduciary of any Person referred to in the immediately preceding clause (2), acting solely in such capacity.

(dd) “Restricted Share” means any Share granted pursuant to Section 8.

(ee) “Restricted Share Unit” or “RSU” means a contractual right granted pursuant to Section 8 that is denominated in Shares. Each RSU represents a right to receive the value of one Share in cash, Shares or a combination thereof. Awards of RSUs may include the right to receive dividend equivalents.

(ff) “Shares” means shares of the Company’s Class A shares.

(gg) “Share Appreciation Right” or “SAR” means any right granted pursuant to Section 7 which entitles the grantee to receive, upon the exercise thereof in whole or in part, an amount in Shares equal in value to the excess of the Fair Market Value (at the time of exercise) of one Share over the base price per Share specified with respect to the Share Appreciation Right, multiplied by the number of Shares in respect of which the Share Appreciation Right shall have been exercised. The number of Shares to be issued shall be calculated on the basis of the Fair Market Value of the Shares at the time of exercise. Notwithstanding the foregoing, the Committee may elect, at any time and from time to time, in lieu of issuing all or any portion of the Shares otherwise issuable upon any exercise of any such Share Appreciation Right, to pay the grantee an amount in cash or other marketable property of a value equivalent to the aggregate Fair Market Value at the time of exercise of the number of Shares that the Committee is electing to settle in cash or other marketable property.

(hh) “Voting Stock” means, with respect to any Person, securities of any class of Capital Stock of such Person then outstanding and normally entitled to vote in the election of members of the Board of Directors (or equivalent governing body) of such Person. The term “normally entitled” means without regard to any contingency.

Section 3. Eligibility. Any employees, Directors or Consultants of the Company or any Affiliate shall be eligible to be selected to receive an Award under the Plan.

Section 4. Administration.

(a) The Plan shall be administered by the Committee. The Committee shall be appointed by the Board and shall consist of not less than two directors of the Board. The Board may designate one or more directors as alternate members of the Committee who may replace any absent or disqualified member at any meeting of the Committee. To the extent permitted by applicable law, the Committee may delegate to one or more officers of the Company the authority to grant Awards. The Committee may issue rules and regulations for administration of the Plan. It shall meet at such times and places as it may determine.

(b) Subject to the terms of the Plan and applicable law, the Committee (or its delegate) shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or with respect to which payments, rights or other matters are to be calculated in connection with) Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent and under what circumstances Awards may be settled or exercised in cash, Shares, other Awards, other property, net settlement, or any combination thereof, or canceled, forfeited or suspended, and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended; (vi) determine whether, to what extent and under what circumstances cash, Shares, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (viii) adopt and modify such rules, guidelines and practices governing the Plan that are not inconsistent with the terms of the Plan as it shall, from time to time, deem advisable; (ix) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

(c) All recommendations of the Committee shall be communicated to, and approved by, the Board. All decisions of the Board shall be final, conclusive and binding upon all parties, including the Company or any Affiliate, its shareholders and Participants and any Beneficiaries thereof.

Section 5. Shares Available for Awards.

(a) Subject to adjustment as provided in Section 5(c), the maximum number of Shares available for issuance under the Plan shall not exceed 2.5% of the sum of (i) the number of Class A shares of the Company and (ii) the number of Class B shares of the Company outstanding at the time of the IPO.

(b) Any Shares subject to an Award that expires, is canceled, forfeited or otherwise terminates without the delivery of such Shares, including (i) the number of Shares surrendered or withheld in payment of any grant, purchase, exercise or hurdle price of an Award or taxes related to an Award and (ii) any Shares subject to an Award to the extent that Award is settled without the issuance of Shares, shall again be, or shall become, available for issuance under the Plan.

(c) In the event that the Committee determines that, as a result of any dividend or other distribution (whether in the form of cash, Shares or other securities), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, issuance of Shares pursuant to the anti-dilution provisions of securities of the Company, or other similar corporate transaction or event affecting the Shares, an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall adjust equitably any or all of:

(i) the number and type of Shares (or other securities) which thereafter may be made the subject of Awards;

(ii) the number and type of Shares (or other securities) subject to outstanding Awards; and

(iii) the grant, purchase, exercise or hurdle price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award;

provided, however, that the number of Shares subject to any Award denominated in Shares shall always be a whole number.

(d) Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of Shares acquired by the Company.

Section 6. Options. The Committee is authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan, as the Committee shall determine:

(a) The exercise price per Share under an Option shall be determined by the Committee at the time of grant; provided that such exercise price shall not be less than the Fair Market Value of the Shares on the date of grant. Without the express approval of the Company’s shareholders, except as otherwise provided in Section 5(c), the Committee shall not be entitled to amend or otherwise modify any Option to lower the exercise price per share below the Fair Market Value on the date of grant, or to issue any replacement Option or similar Award in exchange for a Option with a higher exercise price. A grantee of an Option shall not have any rights to dividends or other rights of a shareholder with respect to Shares subject to the Option until the grantee has exercised the Option and the Company has issued Shares to the grantee.

(b) The term of each Option shall be fixed by the Committee but shall not exceed 10 years from the date of grant of such Option.

(c) Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee.

(d) The Committee shall determine the method or methods by which, and the form or forms, including cash, Shares, other Awards, other property, net settlement, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price, in which payment of the exercise price with respect thereto may be made or deemed to have been made.

Section 7. Share Appreciation Rights. The Committee is authorized to grant SARs to Participants with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan, as the Committee shall determine.

(a) SARs may be granted under the Plan to Participants either alone (“freestanding”) or in addition to other Awards granted under the Plan (“tandem”) and may, but need not, relate to a specific Option granted under Section 6.

(b) The base price per Share under a Share Appreciation Right shall be determined by the Committee. Without the express approval of the Company’s shareholders, except as otherwise provided in Section 5(c), the Committee shall not be entitled to amend or otherwise modify any Share Appreciation Right to lower the base price below the Fair Market Value applicable at the date of grant, or to issue any replacement Share Appreciation Right or similar award in exchange for a Share Appreciation Right with a higher base price.

(c) Upon the exercise of a Share Appreciation Right, a grantee shall be entitled to receive an amount in Shares (or, solely to the extent determined by the Committee, cash) equal in value to the excess of the Fair Market Value (at the time of exercise) of one Share over the base price per Share specified with respect to the Share Appreciation Right, multiplied by the number of Shares in respect of which the Share Appreciation Right shall have been exercised. When payment is to be made in Shares, the number of Shares to be paid shall be calculated on the basis of the Fair Market Value of the Shares at the time of exercise. A grantee of a Share Appreciation Right shall not have any rights to dividends or other rights of a shareholder with respect to Shares subject to the Share Appreciation Right until the grantee has exercised the Share Appreciation Right and the Company has issued Shares to the grantee.

(d) The term of each Share Appreciation Right shall be fixed by the Committee but shall not exceed 10 years from the date of grant of such Share Appreciation Right.

(e) The Committee shall determine the time or times at which a SAR may be exercised or settled in whole or in part.

Section 8. Restricted Shares and RSUs. The Committee is authorized to grant Awards of Restricted Shares and RSUs to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine.

(a) Restricted Shares and RSUs shall be subject to such restrictions as the Committee may impose (including any limitation on the right to receive any dividend, dividend equivalent or other right), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate.

(b) Restricted Shares shall be issued in accordance with the provisions of the laws of the British Virgin Islands and the Company’s Memorandum and Articles of Association. In the event that any share certificate is issued in respect of the Restricted Shares, such certificate shall (i) be registered in the name of the

Participant, (ii) bear an appropriate legend referring to the terms, conditions and restrictions applicable to the Restricted Shares and (iii) be held in custody by the Company.

(c) At the expiration of the restriction period with respect to any RSU, the Company shall issue a number of Shares equal to the Shares covered by the RSU in accordance with the provisions of the laws of the British Virgin Islands and the Company’s Memorandum and Articles of Association; provided that the Committee may determine, at or after grant, whether and to what extent to settle RSUs in cash.

(d) The Committee may condition the grant of Restricted Shares or RSUs upon the attainment of specified performance criteria set forth in Section 9.

(e) A grantee of Restricted Shares shall not exercise any voting rights attached to the Restricted Shares until such shares become vested and shall not have other rights of a shareholder with respect to such Restricted Shares until the grantee holds the Shares unencumbered. A grantee of RSUs shall not have the right to vote or other rights of a shareholder with respect to such RSUs until the grantee holds the underlying Shares unencumbered.

(f) Unless otherwise determined by the Committee, an amount equivalent to any dividends declared on a Share will be credited with respect to an Award of Restricted Shares or RSUs and will be paid out in cash or Shares, as determined by the Committee, upon the vesting of the applicable Restricted Share or RSU.

Section 9. Performance Awards. The Committee is authorized to grant Performance Awards to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:

(a) Performance Awards may be denominated as a cash amount, number of Shares or a combination thereof and are Awards which may be earned upon achievement or satisfaction of performance conditions specified by the Committee. In addition, the Committee may specify that any other Award shall constitute a Performance Award by conditioning the right of a Participant to exercise the Award or have it granted or settled, and the timing thereof, upon achievement or satisfaction of such performance conditions as may be specified by the Committee. Subject to the terms of the Plan, the performance goals to be achieved during any Performance Period, the length of any Performance Period, the amount of any Performance Award granted and the amount of any payment or transfer to be made pursuant to any Performance Award shall be determined by the Committee.

(b) Every Performance Award shall be subject to the achievement during a Performance Period or Performance Periods, as determined by the Committee, of a level or levels of, or increases in, in each case as determined by the Committee, one or more of the following performance measures: share price, the attainment by a Share of a specified fair market value for a specified period of time, capitalization, earnings per share, growth in share price, growth in market value, return to shareholders (including or excluding dividends), return on equity, earnings, economic value added, revenues, net income, operating income, return on assets, return on capital, adjusted return on invested capital, return on sales, market share, cash flow measures or cost reduction goals, sales volume, net earnings, total shareholder return, gross margin, or achieving goals, objectives, and policy initiatives specified by the Committee. Performance criteria may be measured on an absolute or relative basis. Relative performance may be measured against a group of peer companies, a financial market index or other acceptable objective and quantifiable indices. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which the Company conducts its business, or other events or circumstances render the performance objectives unsuitable, the Committee may modify the performance objectives or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable. Performance measures may vary from Performance Award to Performance Award and from Participant to Participant, respectively, and may be established on a stand-alone basis, in tandem or in the alternative.

(c) Settlement of Performance Awards shall be in cash, Shares, other Awards, other property, net settlement, or any combination thereof, in the discretion of the Committee.

Section 10. Other Share-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares or factors that may influence the value of Shares, including convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, purchase rights for Shares, Awards with value and payment contingent upon performance of the Company or business units thereof or any other factors designated by the Committee. The Committee shall determine the terms and conditions of such Awards. Shares delivered pursuant to an Award in the nature of a purchase right granted under this Section 10 shall be purchased for such consideration, paid for at such times, by such methods and in such forms, including cash, Shares, other Awards, other property, or any combination thereof, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under the Plan, may also be granted pursuant to this Section 10.

Section 11. Effect of a Change of Control on Awards.

(a) Notwithstanding anything to the contrary, unless otherwise specified in an Award Document, in the event that the services of a Participant is terminated by the Company without Legal Justification within 18 months following a Change of Control:

(i) Any Options and Share Appreciation Rights awarded under the Plan not previously exercisable and vested shall become fully exercisable and vested and will remain exercisable for the lesser of (i) 90 days and (ii) the time remaining until the expiration of such Option or Share Appreciation Right; and

(ii) The restrictions and deferral limitations applicable to any Restricted Share, RSU, Performance Awards or Other Share-Based Awards, in each case to the extent not already vested under the Plan, shall lapse and such shares and Awards shall be deemed fully vested and settled, with any performance criteria or other performance conditions deemed met at target.

(b) In the case of an Option or Share Appreciation Right Award, except as otherwise provided in the applicable Award Document, upon a Change of Control, the Committee may cause such Award to be canceled in consideration of (i) a payment in cash or other consideration to the Participant who holds such Award in an amount equal to the Intrinsic Value of such Award (which may be equal to but not less than zero), which, if in excess of zero, shall be payable upon the effective date of such Change of Control or (ii) a substitute option or share appreciation right award (which immediately upon grant shall have an Intrinsic Value equal to the Intrinsic Value of such Award).

Section 12. General Provisions Applicable to Awards.

(a) Awards shall be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law.

(b) Awards may, in the discretion of the Committee, be granted either alone or in addition to or in tandem with any other Award or any award granted under any other plan of the Company. Awards granted in addition to or in tandem with other Awards, or in addition to or in tandem with awards granted under any other plan of the Company, may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(c) Subject to the terms of the Plan, payments or transfers to be made by the Company upon the grant, exercise or settlement of an Award may be made in such form or forms as the Committee shall determine, including, without limitation, cash, Shares, other Awards, other property, net settlement, or any combination thereof, as determined by the Committee in its discretion at the time of grant, and may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of dividend equivalents in respect of installment or deferred payments.

(d) Except as may be permitted by the Committee or as specifically provided in an Award Document, (i) no Award and no right under any Award shall be assignable, alienable, saleable or transferable by a Participant otherwise than by will or pursuant to Section 12(e), and (ii) during a Participant’s lifetime, each Award, and each right under any Award, shall be exercisable only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative. The provisions of this Section 12(d) shall not apply to any Award that has been fully exercised or settled, as the case may be, and shall not preclude forfeiture of an Award in accordance with the terms thereof.

(e) A Participant may designate a Beneficiary or change a previous Beneficiary designation at such times prescribed by the Committee by using forms and following procedures approved or accepted by the Committee for that purpose.

(f) All certificates for Shares and/or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the Securities and Exchange Commission, any stock market or exchange upon which such Shares or other securities are then quoted, traded or listed, and any applicable securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(g) The Committee may impose restrictions on any Award with respect to non-competition, confidentiality and other restrictive covenants as it deems necessary or appropriate in its sole discretion.

Section 13. Amendments and Termination.

(a) Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Document or in the Plan, the Board may amend, alter, suspend, discontinue or terminate the Plan or any portion thereof at any time; provided, however, that no such amendment, alteration, suspension, discontinuation or termination shall be made without (i) shareholder approval if such approval is required by applicable law or the rules of the stock market or exchange, if any, on which the Shares are principally quoted or traded or (ii) the consent of the affected Participant, if such action would materially adversely affect the rights of such Participant under any outstanding Award, except to the extent any such amendment, alteration, suspension, discontinuance or termination is made to cause the Plan to comply with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations. Notwithstanding anything to the contrary in the Plan, the Committee may amend the Plan in such manner as may be necessary to enable the Plan to achieve its stated purposes in any jurisdiction in a tax-efficient manner and in compliance with local rules and regulations.

(b) The Committee may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate any Award theretofore granted, prospectively or retroactively, without the consent of any relevant Participant or holder or Beneficiary of an Award; provided, however, that no such action shall materially adversely affect the rights of any affected Participant or holder or Beneficiary under any Award theretofore granted under the Plan, except to the extent any such action is made to cause the Award to comply with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations; provided further that, except as provided in Section 5(c), no such action shall directly or indirectly, through cancellation and regrant or any other method, reduce, or have the effect of reducing, the exercise or base price of any Award established at the time of grant thereof.

(c) Except as provided in this Section 13, the Committee shall be authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of events (including the events described in Section 5(c)) affecting the Company, or the financial statements of the Company, or of changes in applicable laws, regulations or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

(d) The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.

Section 14. Miscellaneous.

(a) No employee, Participant or other person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of employees, Participants or holders or Beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each Participant under the Plan. Any Award granted under the Plan shall be a one-time Award that does not constitute a promise of future grants. The Company, in its sole discretion, maintains the right to make available future grants under the Plan.

(b) The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of, or to continue to provide services to, the Company or any Affiliate. Further, the Company or the applicable Affiliate may at any time dismiss a Participant, free from any liability, or any claim under the

Plan, unless otherwise expressly provided in the Plan or in any Award Document or in any other agreement binding the parties. The receipt of any Award under the Plan is not intended to confer any rights on the receiving Participant except as set forth in the applicable Award Document.

(c) Nothing contained in the Plan shall prevent the Company from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

(d) The Company shall be authorized to withhold from any Award granted or any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other Awards, other property, net settlement, or any combination thereof) of applicable withholding taxes due in respect of an Award, its exercise or settlement or any payment or transfer under such Award or under the Plan and to take such other action (including providing for elective payment of such amounts in cash or Shares by the Participant) as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes.

(e) If any provision of the Plan or any Award Document is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award Document, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award Document shall remain in full force and effect.

(f) No member of the Committee, nor any officer or employee of the Company acting on behalf of the Committee, shall be personally liable for any action, failure to act, determination or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee and each and any officer or employee of the Company acting on its behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, failure to act, determination or interpretation.

(g) Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

(h) No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash or other securities shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

Section 15. Effective Date of the Plan. The Plan shall be effective as of the Effective Date.

Section 16. Term of the Plan. No Award shall be granted under the Plan after the earliest to occur of (i) the tenth year anniversary of the Effective Date, (ii) the maximum number of Shares available for issuance under the Plan have been issued or (iii) the Board terminates the Plan in accordance with Section 13(a). However, unless otherwise expressly provided in the Plan or in an applicable Award Document, any Award theretofore granted may extend beyond such date, and the authority of the Committee to amend, alter, adjust, suspend, discontinue or terminate any such Award, or to waive any conditions or rights under any such Award, and the authority of the Board to amend the Plan, shall extend beyond such date.

Section 17. Awards to Participants Outside the United States. The Committee may modify the terms of any Award under the Plan granted to a Participant who is, at the time of grant or during the term of the Award, residing or primarily employed outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that such Award shall conform to laws, regulations, and customs of the country in which the Participant is then residing or primarily employed, or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant’s residence or employment abroad, shall be comparable to the value of such an Award to a Participant who is residing or primarily employed in the United States. An Award may be modified under this Section 17 in a manner that is inconsistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law or regulation.

Section 18. Cancellation or “Clawback” of Awards. The Company may, to the extent permitted by applicable law and stock exchange rules or by any applicable Company policy or arrangement, cancel or require reimbursement of any Awards granted to a Participant.

Section 19. Section 409A of the Code. In the case any Participant is subject to U.S. taxation, with respect to Awards subject to Section 409A of the Code, the Plan is intended to comply with the requirements of Section 409A of the Code, and the provisions of the Plan and any Award Document shall be interpreted in a manner that satisfies the requirements of Section 409A of the Code, and the Plan shall be operated accordingly. If any provision of the Plan or any term or condition of any Award would otherwise frustrate or conflict with this intent, the provision, term or condition will be interpreted and deemed amended so as to avoid this conflict.

Section 20. Governing Law. The Plan and each Award Document shall be governed by the laws of the State of New York, without application of the conflicts of law principles thereof.